UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2018

REZOLUTE, INC.

(Name of registrant in its charter)

Delaware	000-54495	27-3440894
(State or jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification No.)

1450 Infinite Drive

Louisville, CO 80027

 (Address of principal executive offices)

(303) 222-2128

 (Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement

License Agreement and Purchase Agreement

On March 30, 2018, the Company amended the License Agreement (“License Agreement “) and Common Stock Purchase Agreement (“Purchase Agreement”) originally entered into with XOMA LLC in December 2017.  The License Agreement was amended to add terms specifying the financial responsibility for certain tasks related to the technology transfer.  The Purchase Agreement was amended as follows: (1) adjusted the total shares due upon the Initial Closing (as defined in the Purchase Agreement) from $5 million in value to 7,000,000 shares; (2) increase the shares due upon a Qualified Financing (as defined in the Purchase Agreement) from $7 million in value to $8.5 million in value; and (3) increase the shares due upon the 2019 Closing (as defined in the Purchase Agreement) from $7 million in value to $8.5 million in value.  We anticipate the filing the amendments to the License Agreement and Purchase Agreement with our next Quarterly Report filing on Form 10-Q for the three month period ended March 31, 2018.

Item 1.02.      Termination of a Material Definitive Agreement

The information disclosed in Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 5.02.      Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On April 3, 2018, the Board of Directors (the “Board”) of Rezolute, Inc. (the “Company”) appointed Dr. Hoyoung Huh as the Vice Chairman of the Board. With this appointment on the Board, the Company agreed to terminate Dr. Huh’s amended and restated employment agreement dated October 2, 2016, (the “Employment Agreement”).  The termination of the Employment Agreement waives any future obligations to Dr. Huh and the Company has not entered into any new agreements, arrangements or understandings with Dr. Huh regarding this appointment.

Item 7.01.      Regulation FD Disclosure.

On April 4, 2018, the Company issued the press release attached hereto as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.      Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

99.1	Press Release, dated April 4, 2018*

*	The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTRIABIO, INC.

DATE: April 4, 2018	By:	/s/ Morgan Fields
Morgan Fields Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Press Release, dated April 4, 2018*

*	The exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.